UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☒ Soliciting Material Pursuant to §240.14a-12

DANVERS BANCORP, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐ Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

The following material was made available to employees of Danvers Bancorp, Inc. beginning February 1, 2011.

Facts regarding ESOP upon a Change of Control:

•                  The outstanding ESOP loan will be repaid following the Change in Control using the proceeds received on the unallocated shares due to the Change in Control and any remaining unallocated shares of stock or unallocated cash proceeds will be allocated to the individual accounts of each Plan member in proportion to your account balance as of the date of the Change in Control.

•                  The outstanding loan balance equates to approximately $10 per share for each unallocated share, leaving a distribution value of approximately $13.00 per share based upon the cash deal value.  The actual surplus value may be higher or lower because each of the unallocated shares in the ESOP will be exchanged for either $23.00 or 1.624 shares of People’s United Financial, Inc. in accordance with the terms of the Agreement and Plan of Merger, dated January 20, 2011 by and between People’s United Financial, Inc. and Danvers Bancorp, Inc. (the “Merger Agreement”) and the value received for unallocated shares may vary from the $23.00 cash nominal deal value depending upon the amount and value of any shares of People’s United Financial, Inc. stock received.

•                  Remaining shares will be allocated based on current individual ESOP balance as of the date of the Change in Control.

•                  Shares which have been previously allocated to your account, will be exchanged for merger consideration pursuant your individual election and according to the terms of the Merger Agreement.

•                  Upon the effective date of the Change in Control, the ESOP will terminate and the accounts of all plan members will become fully vested.

•                  Any distribution of your account balance under the ESOP (and the distribution of any surplus assets allocated to such account) will be subject to the receipt of a favorable determination letter from the IRS on the ESOP’s termination following the Change in Control.  It is likely that such determination letter will not be received until at least 12 months following the date of the Change in Control.

Please remember the ESOP is a retirement plan and subject to all IRS/ERISA rules regarding individual distribution.

You may refer to the most recent ESOP Summary Plan Description which can be found on [link to Company’s intranet].

* * * * * *

Additional Information About the Transaction

The proposed transaction will be submitted to the stockholders of Danvers Bancorp for their consideration. In connection with the proposed merger with Danvers Bancorp, Inc., People’s United will file with the Securities and Exchange Commission (the “SEC”) a Registration Statement on Form S-4 that will include a proxy statement of Danvers Bancorp that also constitutes a prospectus of People’s United. Danvers Bancorp will mail the proxy statement/prospectus to its stockholders. Investors and security holders are urged to read the proxy statement/prospectus regarding the proposed merger when it becomes available, as well as other documents filed with the SEC, because they will contain important information. You may obtain a free copy of the proxy statement/prospectus (when available) and other related documents filed by People’s United and Danvers Bancorp with the SEC at the SEC’s website at www.sec.gov. The proxy statement/prospectus (when it is available) and the other documents may also be obtained for free by accessing People’s United website at www.peoples.com under the tab “Investor Relations” and then under the heading “Financial Information” or by accessing Danvers Bancorp’s website at www.danversbank.com under the tab “Investor Relations” and then under the heading “SEC Filings.”

Participants in the Transactions

People’s United, Danvers Bancorp and their respective directors, executive officers and certain other members of management and employees may be deemed “participants” in the solicitation of proxies from Danvers Bancorp’s stockholders in favor of the merger with Danvers Bancorp. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the Danvers Bancorp stockholders in connection with the proposed merger will be set forth in the proxy statement/prospectus when it is filed with the SEC. You can find information about the executive officers and directors of People’s United in its Annual Report on Form 10-K for the year ended December 31, 2009 and in its definitive proxy statement filed with the SEC on March 23, 2010. You can find information about Danvers Bancorp’s executive officers and directors in its Annual Report on Form 10-K for the year ended December 31, 2009 and in its definitive proxy statement filed with the SEC on April 16, 2010.

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities.

This document contains statements that may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are intended to be covered by the safe harbor provisions for forward- looking statements contained in the Private Securities Litigation Reform Act of 1995, and this statement is included for purposes of complying with these safe harbor provisions. These forward-looking statements are based on current plans and expectations, which are subject to a number of risk factors and uncertainties that could cause future results to differ materially from historical performance or future expectations. These differences may be the result of various factors, including, among others: (1) failure of the parties to satisfy the closing conditions in either merger agreement in a timely manner or at all; (2) failure of the shareholders of Danvers Bancorp to approve the applicable merger agreement; (3) failure to obtain governmental approvals for the merger; (4) disruptions to the parties’ businesses as a result of the announcement and pendency of the merger; (5) costs or difficulties related to the integration of the business following the merger; (6) changes in general, national or regional economic conditions; (7) the risk that the anticipated benefits, cost savings and any other savings from the transaction may not be fully realized or may take longer than expected to realize; (8) changes in loan default and charge-off rates; (9) reductions in deposit levels necessitating increased borrowings to fund loans and investments; (10) changes in interest rates or credit availability; (11) possible changes in regulation resulting from or relating to the pending financial reform legislation; (12) People’s United’s success in addressing management succession issues in a timely and effective manner; (13) changes in levels of income and expense in noninterest income and expense related activities; and (14) competition and its effect on pricing, spending, third-party relationships and revenues.

For additional factors that may affect future results, please see filings made by People’s United and Danvers Bancorp with the Securities and Exchange Commission, including People’s United’s Annual Report on Form 10-K for the year ended December 31, 2009 and Danvers Bancorp’s Annual Report on Form 10-K for the year ended December 31, 2009. People’s United and Danvers Bancorp undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or other changes.